UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  02/08/2005

RADIOLOGIX, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-23311

DELAWARE	75-2648089
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

3600 JP MORGAN CHASE TOWER
2200 ROSS AVENUE
DALLAS, TEXAS 75201-2776
(Address of Principal Executive Offices, Including Zip Code)

(214) 303-2776
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On February 8, 2005, the Compensation and Stock Plan Administration Committee (the "Committee") of the Board of Directors of Radiologix, Inc. (the "Company") approved bonus payments to the following named executive officers (as defined in Item 402(a)(3) of Regulation S-K) of the Company as a result of the officers' performance in 2004 as follows:

Sami S. Abbasi, Chief Executive Officer

$175,000
Michael L. Silhol, Senior Vice President, General Counsel & Secretary $53,000

Mr. Silhol's annual base salary was changed to $225,000.

The Committee also adopted a discretionary cash bonus plan for 2005. The plan utilizes budgeted criteria to determine if targets are met for the fiscal year. The Committee also reserves the right to modify the terms of the plan and the financial targets at any time. Each bonus target is expressed as a percentage of base salary. Bonus targets range from 30% to 60% of base salary, depending on performance against pre-determined goals.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 9, 2005, the Company's Board of Directors appointed Sami S. Abbasi as a director. Mr. Abbasi is the Company's Chief Executive Officer and President.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

RADIOLOGIX, INC.

Date: February 14, 2005.	By:	/s/ Michael L. Silhol
Michael L. Silhol
Senior Vice President, General Counsel & Secretary